Exhibit 10.30

      SUBORDINATED PROMISSORY NOTE

U.S. $1,600,000                                                 October 29, 2003

      FOR VALUE RECEIVED, the undersigned, a Texas limited partnership ("Borrower") promises to pay to U.S. Home & Garden, Inc. ("Lender") the principal sum of one million six hundred thousand United States Dollars (U.S. $1,600,000), together with interest on the outstanding balance of said sum at a per annum rate of nine percent (9%). All computations of interest under this Note shall be made on the basis of a year of 365 days, for actual days elapsed.

      1. Payments and Prepayments.

            (a) Principal and Interest Payments. Borrower shall pay the principal sum due hereunder on October 29, 2008 (the "Maturity Date"). Interest on the outstanding balance of this Note shall accrue on a monthly basis and shall be capitalized and added to the outstanding balance hereunder. Borrower shall pay any and all accrued interest on the Maturity Date (whether by acceleration or otherwise).

            (b) Late Payments. Borrower shall pay interest on all amounts (including both principal and interest) outstanding under this Note after maturity (whether by acceleration or otherwise) at a per annum rate equal to fifteen percent (15%).

            (c) Prepayments. Borrower shall make prepayments on this Note equal to the lesser of $1,000,000 or 25% of Borrower's Excess Cash Flow, as such term is defined in the loan documents related to the Senior Indebtedness. The first such prepayment shall be due and payable within thirty (30) days after Borrower's receipt of audited annual financial statement for its fiscal year ending in 2004 and shall be based upon Borrower's Excess Cash Flow for the fiscal year ending in 2004. A similar prepayment shall be due and payable within thirty (30) days after Borrower's receipt of each subsequent audited annual financial statement for its fiscal years ending in calendar years after 2004, with each prepayment based upon Borrower's Excess Cash Flow for the fiscal year to which the audited annual statement applies.

            (d) Other Payment Terms. Borrower shall pay all amounts due under this Note in lawful money of the United States at the executive offices of Lender, which are currently located in Lafayette, California. All payments made by Borrower under this Note shall be applied first to any costs, expenses and charges then payable by Borrower, second to accrued interest then due, and then to outstanding principal. Whenever any payment due hereunder shall fall due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest. As used herein, "Business Day" shall mean any day which is not a Saturday, Sunday or any other day on which banks in San Francisco, California are closed.

      2. Default.

            (a) Optional Acceleration. If Lender has given Borrower written notice of the occurrence of any of the following and Borrower has not caused the same to be cured within five (5) Business Days after such notice, Lender may declare all principal and interest outstanding under this Note immediately due and payable in full:

                  (i) The failure of Borrower to make any payment of principal or interest required under this Note when due; or

                  (ii) Borrower shall fail to pay, within five (5) days after the same becomes due, any other amount due under the terms of this Note; or

                  (iii) Borrower shall fail to perform any other non-monetary obligation set forth in this Note which by its nature cannot be cured; or

                  (iv) Borrower shall fail to perform any other curable
            non-monetary obligation set forth in this Note, which failure is not cured within ten (10) Business Days after the date due; or

                  (v) Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Borrower to Lender in or in connection with this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

                  (vi) (A) Borrower shall fail to make any payment on account of any debt of Borrower when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such debt exceeds $1,000,000, or the effect of such failure is to cause, or permit the holder or holders thereof to cause, debt of Borrower in an aggregate amount exceeding $1,000,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (B) Borrower shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any of Borrower's debt, or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, debt of Borrower in an aggregate amount exceeding $1,000,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral, provided, this provision shall not be applicable to any deferral of payments permitted on Borrower's 9.4% Junior Subordinated Debenture Due April 2008; or

                  (vii) Borrower breaches any contract or obligation, which has or may
            reasonably be expected to have a Material Adverse Effect (as defined below); or

                  (viii) A Change of Control (as defined below) shall have
            occurred without the prior written consent of Lender; or

                  (ix) (i) One or more judgments, orders, decrees or arbitration awards requiring Borrower to pay an aggregate amount of $1,000,000 or more shall be rendered against Borrower in connection with any single or related series of transactions, incidents or circumstances and the same shall not be vacated or stayed for a period of ten (10) consecutive days; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and the same shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

                  (x) A Material Adverse Effect shall have occurred.

      "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Borrower, taken as a whole; (ii) the ability of Borrower to pay or perform its obligations under this Note in accordance with the terms of this Note. "Change of Control" shall mean a sale of all or substantially all of Borrower's assets, or any merger or consolidation of Borrower with or into another corporation or other entity; other than a merger or consolidation in which the holders of more than 50% of the equity securities of Borrower outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of Borrower, or such surviving entity, outstanding immediately after such transaction.

            (b) Automatic Acceleration. All principal and interest outstanding under this note shall be immediately due and payable in full, without demand or notice of any kind, upon the occurrence of any of the following:

                  (i) Dissolution, termination of existence, or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

                  (ii) Commencement of any proceeding against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within thirty (30) days after the date commenced; or

                  (iii) The appointment of a receiver, trustee, custodian or similar official for all or substantially all of Borrower's property; or

                  (iv) The revocation or termination of, or limitation or denial of liability under, this Note by Borrower.

      3. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Borrower's Senior Indebtedness. "Senior Indebtedness" shall mean the principal of and unpaid interest and premium, if any, on (i) indebtedness of Borrower or with respect to which Borrower is a guarantor, whether outstanding on the date hereof or hereafter created, to [Insert Name of Lender], its successors and assigns, and
(ii) indebtedness resulting from any deferrals, renewals or extensions of, or any debentures, notes or other evidence of indebtedness issued in exchange for or in the refinancing with another creditor of, such Senior Indebtedness or any indebtedness resulting from such initial or any additional exchanges or refinancings.

      Lender hereby agrees to, upon the request of Borrower, enter into a subordination agreement, in form and substance satisfactory to the holder of any Senior Indebtedness, setting forth the relative priority of payment as between Lender and such holder.

      Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower or in the event this Note shall be declared due and payable, (i) no amount shall be paid by Borrower, whether in cash or property in respect of the principal of or interest on this Note at the time outstanding, unless and until the full amount of any Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Borrower by or on behalf of Lender of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full all of the Senior Indebtedness then outstanding.

      If an event of default has occurred with respect to any Senior Indebtedness, permitting [Insert Name of Lender] thereof to accelerate the maturity thereof, then unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note.

      Nothing contained in this or the preceding paragraphs shall impair, as between Borrower and Lender, the obligation of Borrower, which is absolute and unconditional, to pay to Lender hereof the principal hereof and interest hereon as and when the same shall become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of Lenders of Senior Indebtedness under the preceding paragraphs to receive cash or other properties otherwise payable or deliverable to Lender pursuant to this Note.

      4. Miscellaneous. This Note shall inure to the benefit of Lender's successors and assigns. If any amounts owing under this Note are not paid when due, Borrower shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Lender in the collection or enforcement of this Note. To the extent permitted by law, Borrower waives diligence, presentment, demand, notice of nonpayment, protest, notice of protest and notice of every kind. This Note shall be governed by and construed in accordance with the laws of the State of California. Paragraph and subparagraph headings in this Note are for convenience of reference only and are not part of the substance hereof.

                                            EASY GARDENER PRODUCTS, LTD.

                                            By:  EG PRODUCT MANAGEMENT, L.L.C.
                                                 GENERAL PARTNER

                                            By: /s/ Richard Grandy
                                                --------------------------------
                                            Name: Richard Grandy
                                                  ------------------------------
                                            Title: Manager
                                                   -----------------------------